Exhibit 10.44

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (hereinafter, the “Agreement”) is made and entered into as of August 27, 2008 by and between La Jolla Cove Investors, Inc., a California corporation (“LJCI”), Material Technologies, Inc., a Delaware corporation (the “Company”), Robert A. Brunette (“Brunette”), Hassel (Bud) Hill, Jr. (“Hill”) and Barry Mitchell (“Mitchell,” together with Brunette and Hill, the “Sellers,” and individually a “Seller”).  LJCI, the Company, Brunette, Hill and Mitchell will sometimes be referred to individually as a “Party” and collectively as the “Parties” throughout this Agreement.

RECITALS

A.       WHEREAS, LJCI and the Sellers entered into that certain Stock Sale Agreement dated as of March 29, 2006, as amended (the “Sale Agreement”);

B.        WHEREAS, LJCI currently owes to the Sellers $50,000 (the “Outstanding Stock Payment”) under the terms of the Sale Agreement;

C.        WHEREAS, LJCI and the Company are parties to that certain Securities Purchase Agreement dated as of May 30, 2006 (the “Purchase Agreement”);

D.        WHEREAS, LJCI and the Company are also parties to that certain Warrant to Purchase Common Stock issued as of May 30, 2006, as amended by that certain Addendum to Warrant to Purchase Common Stock dated as of June 9, 2006 (the “Addendum”) (collectively, the “Warrant”, together with the Purchase Agreement, the “Transaction Documents”);

E.        WHEREAS, LJCI advanced an aggregate of $50,000 (the “Warrant Payment”) to the Company under the Transaction Documents, the entire portion of which remains outstanding;

F.        WHEREAS, a dispute has arisen regarding the disposition of the Outstanding Stock Payment and the Warrant Payment; and

G.        WHEREAS, the Parties now wish to reach a final resolution of the obligations, rights and duties between them.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:

AGREEMENT

1.           Recitals:   The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement.

2.           Consideration:  As satisfaction of the obligations remaining between the Parties under the Sale Agreement, the Transaction Documents and related transactions and in exchange for the releases granted herein, the Sellers hereby jointly and severally unconditionally, and without representation or warranty, relinquish and terminate any claim, right, title and interest to the Outstanding Stock Payment or any other claim, right, title or interest whatsoever pursuant to the Sale Agreement and related transactions and LJCI hereby unconditionally, and without representation or warranty, relinquishes and terminates any claim, right, title and interest to the Warrant Payment or any other claim, right, title or interest whatsoever pursuant to the Sale Agreement, Transaction Documents, and related transactions.

3.           Mutual Releases:

(a)         Effective upon execution of this Agreement and except as to obligations created herein, LJCI, for itself and its past and present shareholders, officers, employees, predecessors-in-interest, successors in-interest, assigns, administrators, parent company, sister-company, and representatives, hereby fully releases, remises, acquits and forever discharges each Seller, each of such Seller’s predecessors, assigns, heirs, executors, administrators and representatives, from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to or described in the Sale Agreement, the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

(b)         Effective upon execution of this Agreement and except as to obligations created herein, LJCI, for itself and its past and present shareholders, officers, employees, predecessors-in-interest, successors in-interest, assigns, administrators, parent company, sister-company, and representatives, hereby fully releases, remises, acquits and forever discharges the Company, and its affiliates, predecessors and successors, together with its past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries, and assigns, from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to or described in the Sale Agreement, the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

(c)         Effective upon execution of this Agreement and except as to obligations created herein, each of the Sellers, for themselves and their respective predecessors, assigns, heirs, executors, administrators and representatives, hereby fully releases, remises, acquits and forever discharges LJCI and its affiliates, predecessors and successors, together with its past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries, and assigns from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to or described in the Sale Agreement, the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

(d)         Effective upon execution of this Agreement and except as to obligations created herein, the Company, for itself and its past and present shareholders, officers, employees, predecessors-in-interest, successors in-interest, assigns, administrators, parent company, sister-company, and representatives, hereby fully releases, remises, acquits and forever discharges LJCI and its affiliates, predecessors and successors, together with its past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries, and assigns, from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to or described in the Sale Agreement, the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

4.           Section 1542 Waiver:  Each Party to this Agreement acknowledges and affirms that it is familiar with Section 1542 of the California Civil Code, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party knowingly and voluntarily waives the provisions of Section 1542 of the California Civil Code, as against each Party released hereby, and acknowledges and agrees that this waiver is an essential and material term of this settlement which led to this Agreement, and that without such waiver, the settlement reflected in this Agreement would not have been entered into.  Each Party acknowledges that such Party may have sustained damages, losses, costs or expenses that are presently unknown or unsuspected, arising out of, or relating to, or otherwise in connection with the action, and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs or expenses in the future that are each being released under this Agreement.  Each Party further acknowledges the significance and consequence of the release and the specific waiver of Section 1542 of the California Civil Code.

5.           No Admission of Liability: The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims and is made to buy peace and for no other reason.  No action taken by the Parties hereto either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made, or an acknowledgement or admission by any Party of any fault or liability whatsoever to the other Parties or third parties.

6.           Authority:  The Parties represent and warrant that the undersigned individuals have the authority to act on behalf of the signing Party and have the authority to bind that Party, and all that may claim through it, to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignment or equity or otherwise of or against any of the claims or causes of action released herein.

7.           Representation:  The Parties represent and warrant that they have each had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement.  No Party has relied upon any representations or statements made by any other Party, which are not specifically set forth in this Agreement.  Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this release and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

8.           No Prior Assignment Indemnity.  The Parties represent and warrant that they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that such Party has not hereto assigned or transferred, or purported to assign or transfer, to any person or entity any right, title or interest in any such claim or other matter herein released.  In the event that any Party shall have assigned and transferred, or purported to assign or transfer, any claim or other matter herein released, such Party shall indemnify, defend and hold harmless the other Parties from and against any loss, cost, or claim or expense (including, but not limited to, all costs related to defense of any action including reasonable attorneys’ fees) based upon, arising out of or occurring as a result of any such claim or assignment to transfer.

9.           Survival of Warranties.  The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

10.         No Right to Rescission:  The Parties represent and warrant that they have conducted all necessary investigations and have consulted with counsel and are not relying on any representations, except those contained in this Agreement and the Parties assume the risk of any untruths regarding any matters upon which they have relied and forever waive any rights to rescind this Agreement and the sole remedy for the Parties is to enforce the terms of this Agreement.

11.         Severability:  In the event that any provision hereof becomes declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision.

12.         Entire Agreement: This Agreement represents the entire agreement and understanding between the Parties, and represents the complete, final and exclusive embodiment of their agreement concerning the matters set forth in the Recitals.  Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations and understandings regarding the subject of this Agreement.  Notwithstanding the provisions of

California Evidence Code Section 1152, this Agreement is admissible for purposes of enforcement.

13.         Modifications.  This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by the Parties to be charged with such modification.

14.         Governing Law, Exclusive Jurisdiction:  This Agreement shall be governed by the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. By signing this Agreement, the Parties hereby agree and submit to the jurisdiction of the courts in the downtown branch of the courts of San Diego County, California.  Each of the Parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under the terms of this Agreement and the transactions contemplated herein.  Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.  Each Party irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Section 15 of this Agreement.  Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.         Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Material Technologies, Inc.
11661 San Vicente Blvd., Suite 707
Los Angeles, CA  90049
Telephone:    (310) 208-5589
Facsimile:       (310) 473-3177

If to Brunette, to:

Robert A. Brunette
____________________________
____________________________
Telephone:     ____________________________
Facsimile:       ____________________________

If to Hill, to:

Hassel (Bud) Hill, Jr.
____________________________
____________________________
Telephone:     ____________________________
Facsimile:       ____________________________

If to Mitchell, to:

Barry Mitchell
____________________________
____________________________
Telephone:     ____________________________
Facsimile:       ____________________________

If to LJCI, to:

La Jolla Cove Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Telephone:     858-551-8789
Facsimile:        858-551-8779

Each of the Parties may change its foregoing address by notice given pursuant to this Section 15.

16.         Counterparts:  This Agreement may be executed in counterparts each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned.  This Agreement may be transmitted by facsimile or otherwise.

17.         No Construction Against the Drafter:  This Agreement shall be deemed jointly drafted and written by all parties to it and shall not be construed or interpreted against any particular Party, regardless of which Party or counsel originated or drafted any portion of it.

18.         Enforcement of Settlement:  In the event of any litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as to such costs as may be awardable to the prevailing party by rule or statute in the court in which the action is brought.

19.         No Implied Waiver:  No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing.  Waiver of any on provision herein shall not be deemed to be a waiver of any other provision herein.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

La Jolla Cove Investors, Inc.

By:  /s/ Travis W. Huff
Name: Travis W. Huff
Title: Portfolio Manager

Material Technologies, Inc.

By:  /s/ Robert M. Bernstein
Name:  Robert M. Bernstein
Title:  Chief Executive Officer

/s/ Robert A. Brunette
Robert A. Brunette

/s/ Hassel Hill Jr,
Hassel (Bud) Hill, Jr.

/s/ Barry Mitchell
Barry Mitchell